UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2014

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On January 31, 2014, Consolidated Graphics, Inc., a Texas corporation (“Consolidated Graphics”), consummated its previously announced merger (the “Merger”) with Hunter Merger Sub, Inc. (“Merger Sub”), a Texas corporation and a wholly owned subsidiary of R.R. Donnelley & Sons Company (“R.R. Donnelley”), a Delaware corporation, pursuant to that certain Agreement and Plan of Merger, dated as of October 23, 2013 (the “Merger Agreement”), by and among Consolidated Graphics, Merger Sub and R.R. Donnelley. As a result of the Merger, Consolidated Graphics became a wholly owned subsidiary of R.R. Donnelley.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each share of common stock of Consolidated Graphics, par value $0.01 per share (each, a “Consolidated Graphics Share”), issued and outstanding immediately prior to the Effective Time (other than Consolidated Graphics Shares owned by R.R. Donnelley, Merger Sub, R.R. Donnelley’s other subsidiaries, Consolidated Graphics or its subsidiaries and by shareholders of Consolidated Graphics who have exercised and not withdrawn dissenters’ rights for appraisal under Texas law) was cancelled and converted into the right to receive (i) an amount in cash equal to $34.44 and (ii) 1.651 shares of R.R. Donnelley’s common stock, par value $1.25 per share (each, an “R.R. Donnelley Share”). As a result of the Merger, Consolidated Graphics became a wholly owned subsidiary of R.R. Donnelley.

R.R. Donnelley paid approximately $335 million in cash and issued approximately 16,035,552 R.R. Donnelley Shares to former holders of Consolidated Graphics Shares in connection with the Merger upon the closing. The source of funds for such cash payment was cash on hand.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 is hereby incorporated by reference herein.

On January 31, 2014, Consolidated Graphics notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. As a result, trading in Consolidated Graphics Shares on the NYSE was suspended and Consolidated Graphics has requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to remove Consolidated Graphics shares from listing on the NYSE and from registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Items 2.01 and 3.01 is hereby incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all of the members of the board of directors of Consolidated Graphics resigned and were replaced by the directors of Merger Sub.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.

By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Executive Vice-President, Secretary and Chief Compliance Officer

Date: January 31, 2014